UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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AXT, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AXT, INC.
4281 Technology Drive
Fremont, California 94538

April 25, 2006

To our stockholders:

You are cordially invited to attend the annual meeting of stockholders of AXT, Inc. on May 23, 2006 at 10:00 a.m. Pacific Daylight Time, at 4281 Technology Drive, Fremont, California 94538.

The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of AXT by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to ensure that your shares will be represented. We also provide our stockholders the opportunity to receive stockholder communications electronically. If you elected for electronic delivery of the Proxy Statement, you will not be receiving a proxy card and must vote electronically. For more information, see “Electronic Delivery of Stockholder Communications” in the Proxy Statement.

A copy of our Annual Report on Form 10-K for fiscal year 2005 is also enclosed for your information. We look forward to seeing you at the meeting.

Sincerely,

Philip C. S. Yin
Chief Executive Officer

AXT, INC.
4281 Technology Drive
Fremont, California 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD on May 23, 2006

Dear Stockholder:

You are invited to attend the annual meeting of stockholders of AXT, Inc., which will be held on May 23, 2006 at 10:00 a.m., Pacific Daylight Time, at our principal offices located at 4281 Technology Drive, Fremont, California 94538, for the following purposes:

1.                To elect two (2) Class II directors to hold office for a three-year term and until their respective successors are elected and qualified.

2.                To ratify the appointment of Burr, Pilger & Mayer LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

3.                To approve the restatement of the AXT, Inc. 1997 Stock Option Plan as the AXT, Inc. 2006 Equity Incentive Plan and the terms thereof, and to increase the number of shares authorized under the 2006 Equity Incentive Plan by 1,750,000 additional shares. The following summary of the 2006 Plan is qualified in its entirety by the specific language of the 2006 Plan, a copy of which is available to any stockholder upon request by writing to the Chief Financial Officer, AXT, Inc., 4281 Technology Drive, Fremont, CA 95486, or by facsimile to (510) 353-0668. The 2006 Plan may also be viewed without charge on the SEC website at www.sec.gov.

4.                To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on April 13, 2006, are entitled to notice of, and to vote at, this meeting and any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 4281 Technology Drive, Fremont, California 94538.

By order of the Board of Directors,

Wilson W. Cheung
Corporate Secretary

April 25, 2006

Fremont, California

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED BY DELIVERING A LATER DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

AXT, INC.
4281 Technology Drive
Fremont, California 94538

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of AXT, Inc., a Delaware corporation (“AXT” or the “Company”), for use at the Annual Meeting of Stockholders to be held May 23, 2006, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy card are being mailed to our stockholders on or about April 25, 2006.

GENERAL INFORMATION

Annual Report.   Our Annual Report on Form 10-K for the year ended December 31, 2005 is enclosed for your information.

Voting Securities.   Only common stockholders of record as of the close of business on April 13, 2006, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 23,053,521 shares of our common stock, par value $0.001 per share, issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Common stockholders may vote in person or by proxy. Each stockholder of record as of that date is entitled to one vote for each share of common stock held on the proposals presented in this proxy statement. Our bylaws provide that a majority of all of the shares of our capital stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. Our Series A Preferred Stock is not entitled to vote on any matter to be voted on by the stockholders, except as otherwise required by law, and is not entitled to vote at this meeting.

Abstentions and Broker Non-Votes.   Shares that are voted “Withheld” or “Abstain” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Annual Meeting.  A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of the independent registered public accounting firm.

Solicitation of Proxies.   We will bear the cost of soliciting proxies. We will solicit stockholders by mail, through our regular employees, and will also request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons, and may reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation, although we will reimburse these individuals for any out-of-pocket expenses incurred. In addition, we have retained Regan & Associates, Inc., a proxy solicitation firm, for assistance in connection with the Annual Meeting at a cost of approximately $3,500.

Voting of Proxies and Changing Your Vote.   All valid and executed proxies received prior to the meeting will be voted in accordance with the instructions made by the stockholder on the proxy. If no instructions are indicated on the proxy, the shares will be voted in favor of each proposal. A stockholder giving a proxy has the power to revoke the proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company at our principal offices located at 4281 Technology Drive, Fremont, California 94538, a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holder will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares at the new meeting date as well, unless you have revoked your proxy instructions.

Voting by Telephone or the Internet.   If you hold shares through a bank or brokerage firm, you may be able to simplify your voting process and save the company expense by voting your shares by telephone or the internet. The bank or brokerage firm through which you hold your shares will provide you with separate instructions on a form you will receive from them. Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms’ individual arrangements. When you vote by phone, your vote is recorded immediately. We encourage our stockholders to vote using this method whenever possible. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by phone or mail, will be superseded by the vote that you cast at the Annual Meeting.

Telephone voting procedures are valid under Section 212(c)(2) of the Delaware General Corporation Law.

Electronic Delivery of Stockholder Communications.   This year we are pleased to offer our stockholders the opportunity to receive stockholder communications electronically. By signing up for electronic delivery, you can receive the Annual Report on Form 10-K and the Proxy Statement via email notification as soon as these are available. This will help to reduce the number of paper documents in your personal files, eliminate duplicate mailings, conserve natural resources, and save on our printing and mailing costs. To sign up for electronic delivery, visit http://www.axt.com/site/index.php?q=node/1 and enter information for all of your AXT stockholdings. Your enrollment will be effective until cancelled. You may access the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Annual Report on Form 10-K on the Internet under the “Investors” section of our website at www.axt.com. If you have questions about electronic delivery, please call the AXT Investor Relations department at: (510) 683-5900.

How To Obtain A Separate Set of Voting Materials.   To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one AXT stock account, unless otherwise requested, pursuant to current householding rules, we will deliver only one set of voting materials, which includes the Proxy Statement and proxy card to stockholders who share the same address. The Annual Report to Stockholders on Form 10-K will be sent to you electronically or by mail upon request. If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling our Investor Relations department at: (510) 683-5900, or by writing us at: AXT, Inc., 4281 Technology Drive, Fremont, CA 94538, Attention: Investor Relations.

Deadline for Receipt of Stockholder Proposals.   Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (“SEC”) and our bylaws. For a stockholder proposal to be included in our proxy materials for the 2007 Annual Meeting of Stockholders, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than December 26, 2006. If a stockholder intends to submit a proposal or a nomination for director for our 2007 Annual Meeting of Stockholders that is not to be included in our Proxy Statement and form of Proxy relating to the meeting, the stockholder must give us notice in accordance with the requirements set forth in our bylaws not later than December 26, 2006, addressed to the Corporate Secretary at our principal executive offices. Our bylaws require that certain information with respect to the proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon request to AXT, Inc., 4281 Technology Drive, Fremont, CA 94538, attention: Corporate Secretary. You can also access our SEC filings, including our Annual Report on Form 10-K, on our website under the “Investors” section at www.axt.com.

Communicating with AXT.   You can obtain information about AXT by one of the following methods:

•       AXT’s home page on the Internet, located at www.axt.com, gives you access to product and marketing information, in addition to recent press releases, financial information and stock quotes, as well as links to our filings with the Securities and Exchange Commission. Online versions of this Proxy Statement, our 2005 Annual Report to Stockholders on Form 10-K, and our letter to stockholders are located under the “Investors” section of our website at www.axt.com.

•       To have information such as our latest quarterly earnings release, Form 10-K, Form 10-Q or annual report mailed to you, please contact our Investor Relations at (510) 683-5900 or by email at: ir@axt.com.

For all other matters, please contact our Investor Relations at (510) 683-5900, or send your correspondence to the following address:

AXT, Inc. 4281 Technology Drive Fremont, CA 94538 Attention: Investor Relations

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

We have a classified Board of Directors, which currently consists of a total of five directors, two of whom are Class I directors, two of whom are Class II directors, and one who is a Class III director. Class I, Class II, and Class III directors serve until the annual meeting of stockholders to be held in 2008, 2006 and 2007, respectively. All directors serve until their respective successors are duly elected and qualified. At each annual meeting of the stockholders, directors in a class are elected for a term of three years to succeed the directors in that class whose terms expire at such annual meeting.

The term of our two Class II directors will expire on the date of the upcoming Annual Meeting of Stockholders. Accordingly, two persons are to be elected to serve as Class II directors. The Nominating and Governance Committee of the Board of Directors selected, and the Board of Directors approved, Messrs. Jesse Chen and Philip C.S. Yin, the current Class II members of the Board of Directors, as nominees for election at the Annual Meeting to Class II of the Board of Directors. If elected, Messrs. Jesse Chen and Philip C.S. Yin will serve as directors until our annual meeting of stockholders in 2009, and until their successors are elected and qualified. If Messrs. Jesse Chen and Philip C.S. Yin decline to serve or become unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for substitute nominees as the Board of Directors may designate, although we know of no reason why these nominees would be unable or unwilling to serve as directors.

Vote Required and Board of Directors’ Recommendation

If a quorum is present at the Annual Meeting of Stockholders, the nominees for Class II directors receiving the highest number of votes cast will be elected as Class II directors. Abstentions and broker non-votes will have no effect on the outcome of the vote. Shares of Series A Preferred Stock are not entitled to vote on this matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE “FOR” THE ELECTION OF JESSE CHEN AND DR. PHILIP C.S. YIN AS CLASS II DIRECTORS OF THE BOARD OF DIRECTORS.

Information about the Directors, Director Nominees and Executive Officers

The table below sets forth the names and certain information about our current directors, including the Class I nominees to be elected at this meeting, as well as our executive officers.

Name	Principal occupation with AXT	Age	Director since
Class I directors whose term expires at the 2008 Annual Meeting of Stockholders:
Morris S. Young	Chief Technology Officer and Director	61	1989
David C. Chang	Director	64	2000
Class II directors whose term expires at the 2006 Annual Meeting of Stockholders:
Jesse Chen	Director and Chairman of the Board	48	1998
Philip C. S. Yin	Chief Executive Officer and Director	64	2005
Class III director whose term expires at the 2007 Annual Meeting of Stockholders:
Leonard J. LeBlanc	Director	65	2003
Non-director executive officers:
Minsheng Lin	Chief Operating Officer	59
Davis Zhang	President, Joint Venture Operations	50
Wilson W. Cheung	Chief Financial Officer and Corporate Secretary	37

Members of the Board of Directors

Morris S. Young, Ph.D. co-founded AXT in 1986. He is our chief technology officer, and has served as one of our directors since 1989. Dr. Young has served as our chairman of the Board of Directors from February 1998 to May 2004 and as our president and chief executive officer from 1989 to May 2004. From 1985 to 1989, Dr. Young was a physicist at Lawrence Livermore National Laboratory. Dr. Young has a B.S. degree in metallurgical engineering from National Cheng Kung University, Taiwan, a M.S. degree in metallurgy from Syracuse University, and a Ph.D. in metallurgy from Polytechnic University.

David C. Chang, Ph.D. has served as one of our directors since December 14, 2000. Dr. Chang has served as president of Polytechnic University in New York from 1994 to 2005 and chancellor from 2005 to present. Previously, Dr. Chang was dean of the College of Engineering and Applied Sciences at Arizona State University. Dr. Chang served as director of the NSF/Industry Corporate Research Center for Microwave and Millimeter-Wave Computer Aided Design from 1981 to 1989. Dr. Chang is a member of board of directors of Fedders Corporation, a manufacturer of air treatment products, and a member of the board of directors and of the audit committee of Time Warner Cable, a subsidiary of Time Warner, Inc. Dr. Chang has a M.S. degree and a Ph.D. in applied physics from Harvard University and a B.S. degree in electrical engineering from National Cheng Kung University, Taiwan.

Philip C. S. Yin, Ph.D. joined AXT as chief executive officer in March 2005 and was appointed to the Board of Directors on April 22, 2005. From 2003 to February 2005, Dr. Yin served as general manager for North America of AIXTRON Inc., the world’s leading manufacturer of MOCVD equipment used in the compound semiconductor industry. From 2002 to 2003, Dr. Yin was sole proprietor of Philip S. Yin

Consulting, a consultant of semiconductor materials in areas of epitaxial deposition, silicon wafers and strategic business development. From 1999 to 2002, Dr. Yin was president of ATMI Epitaxial Services. Prior to that, Dr. Yin held positions as senior vice president, sales and marketing of Crysteco, and director of sales for Mitsubishi Silicon America. Dr. Yin also held various positions with Monsanto Electronics Materials and IBM Thomas J. Watson Research Center. Dr. Yin holds a B.S. in physics from Villanova University and an M.S. and Ph.D. in material science from Brooklyn Polytechnic University. He is a member of the Electrochemical Society and the American Association for Crystal Growth. He is also a member of the Harley Davidson Advisory Panel.

Jesse Chen has served as chairman of the Board of Directors since May 2004 and has served as one of our directors since February 1998. Since May 1997, Mr. Chen has served as a managing director of Maton Venture, an investment company. From 1990 to 1996, Mr. Chen co-founded BusLogic, Inc., a computer peripherals company, and served as its chief executive officer. Mr. Chen serves on the board of directors of several private companies. Mr. Chen has a B.S. degree in aeronautical engineering from National Cheng Kung University, Taiwan and a M.S. degree in electrical engineering from Loyola Marymount University.

Leonard J. LeBlanc has served as one of our directors since April 2003. Mr. LeBlanc was the executive vice president and chief financial officer of Vantive Corporation, a customer relationship management software and solution company, from August 1998 to January 2000. Mr. LeBlanc served as the acting chief financial officer and vice president of corporate development for Ebest, Inc., a privately held applications software company from February 2001 to September 2003. From March 1996 to July 1997, Mr. LeBlanc was the executive vice president of finance and administration and chief financial officer at Infoseek Corporation, an internet search and navigation company. From September 1993 to December 1994, Mr. LeBlanc served as senior vice president, finance and administration of GTECH Corporation, a manufacturer of lottery equipment and systems. From May 1987 to December 1992, Mr. LeBlanc served as executive vice president, finance and administration and chief financial officer of Cadence Design Systems, Inc., an electronic design automation software company. Mr. LeBlanc is the chairman of the board of directors and chair of the audit committee of Oplink Communications, Inc., a provider of optical manufacturing solutions and optical networking components. Mr. LeBlanc received his B.S. and M.S. degrees from the College of Holy Cross, and his masters degree in finance from George Washington University.

Non-Director Executive Officers

Minsheng Lin joined AXT in July 2005. From 1998 to June 2005, Mr. Lin was at Wafer Works Inc./Helitek Company Ltd., where he held executive level positions in operations and sales and marketing and was responsible for starting up the company’s Taiwan operation and ramping up manufacturing and sales to mass production levels. From 1994 to 1998, Mr. Lin was director of facilities and quality assurance at MEMC Electronic Materials, Inc. In this position, Mr. Lin was involved in designing, constructing and commencing the company’s Taiwan facilities on time and within budget. He set up a new quality team through local hiring and intensive training and established a total quality management system. Since 1973, Lin held other senior level operations, quality and engineering positions with MEMC Electronic Materials, Inc., National Semiconductor Corporation (Malaysia) and Nippon Electric Company. Mr. Lin received his undergraduate and masters degrees in electronics engineering from the University of Tokyo.

Davis Zhang co-founded AXT in 1986. He is our president, Joint Venture operations, and has served as senior vice president, production from January 1994 until August 1999, as president of the substrate division from August 1999 to 2003 and as senior vice president of production since 2003. From 1987 to 1993, Mr. Zhang served as our senior production manager. Mr. Zhang studied mechanical engineering at Communication University, Beijing, China.

Wilson W. Cheung joined AXT as vice president, corporate controller in May 2004 and was promoted that same month to chief financial officer. From February 2001 to April 2004, Mr. Cheung was corporate controller of interWAVE Communications International Ltd. (now Alvarion, Ltd.), a publicly traded manufacturer of wireless voice and data communications systems. From 2000 to 2001, Mr. Cheung was senior finance manager of Yahoo! Inc., a global Internet products and services provider. Mr. Cheung spent more than eight years, from 1991 to 1999, in public accounting with KPMG and Deloitte & Touche, and served as a senior manager in Deloitte’s San Francisco office from 1997 to 1999. From 1999 to 2000, Mr. Cheung served on the Board of Directors of the Hong Kong Association of Northern California. Mr. Cheung is a California certified public accountant, and a member of the AICPA, California Society of CPAs and the Financial Executives International. In May 2005, Mr. Cheung was certified as director of corporate governance by UCLA’s Anderson School of Management. Mr. Cheung holds a B.A. in Economics/Business from the University of California, Los Angeles.

Board of Directors’ Committees and Meetings

During the fiscal year ended December 31, 2005, the Board of Directors held nine (9) meetings, the Audit Committee of the Board held eight (8) meetings, the Compensation Committee of the Board held seven (7) meetings, and the Nominating and Governance Committee held one (1) meeting. The functions of each committee are described below. Each of these committees operates under a written charter approved by the Board. A copy of each charter can be found under the “Investors” section of our website at www.axt.com/site/index.php?q=node/1. No director attended fewer than 75 percent of the total number of meetings of the Board, or of any committee of the Board of which he was a member.

The Board of Directors has determined that a majority of the Directors of the Board are “independent,” as the term is defined by applicable Nasdaq listing standards and SEC rules. Dr. Yin and Dr. Young are non-independent directors because of their current employment as senior executive officers of AXT.

Audit Committee

The members of the Audit Committee during 2005 were David C. Chang, Jesse Chen and Leonard LeBlanc. The Board has determined that all Audit Committee members are “independent” as defined under the applicable Nasdaq listing standards and SEC rules and regulations and as such rules apply to audit committee members. The Board of Directors has determined that Mr. Leonard LeBlanc is an “audit committee financial expert” as defined by the rules and regulations of the SEC. The Audit Committee’s functions include:

•       overseeing the accounting, financial reporting and audit processes;

•       reviewing the qualifications, independence and performance, and approving the terms of engagement, of the independent registered public accounting firm;

•       reviewing the results and scope of audit and other services provided by the independent registered public accounting firm;

•       reviewing the accounting principles and auditing practices and procedures to be used in preparing our financial statements; and

•       reviewing our internal controls.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee meets at least quarterly with our management and representatives of our independent registered public accounting firm to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, review the adequacy of accounting and financial controls, review the Company’s critical accounting policies, and review and approve any related party transactions. The Audit Committee meets separately, at least once each quarter, with the independent registered public accounting firm and with the Chief Executive Officer. We maintain procedures for the receipt, retention, and handling of complaints, including complaints made anonymously, which the Audit Committee oversees.

For additional information concerning the Audit Committee, see “Report of the Audit Committee” and “Principal Accounting Firm Fees.”

Compensation Committee

The members of our Compensation Committee during 2005 were David C. Chang, Jesse Chen, and Leonard LeBlanc. The Board has determined that all members of the Compensation Committee are “independent” as the term is defined by applicable Nasdaq listing standards and SEC rules. The Compensation Committee reviews and determines the salary and bonuses and other compensation paid to, and stock option grants made to, our directors and all executive officers of the Company, including the Chief Executive Officer. The Compensation Committee also establishes the criteria upon which bonuses and other incentive compensation is paid, reviews and evaluates the performance of the Chief Executive Officer, approves all severance, retention, change of control or similar agreements between the Company and an executive officer, and performs such other functions regarding compensation as the Board may delegate. For additional information concerning the Compensation Committee, see “Report of the Compensation Committee of the Board of Directors on Executive Compensation.”

Nominating and Governance Committee

The members of our Nominating and Governance Committee during 2005 were David C. Chang, Jesse Chen, and Leonard LeBlanc. The Board has determined that all members of the Nominating and Governance Committee are “independent” as the term is defined by applicable Nasdaq listing standards and SEC rules. The Nominating and Governance Committee is responsible for evaluating and selecting director nominees, determining criteria for selecting new directors, developing and reviewing on an ongoing basis, the adequacy of the corporate governance principles applicable to the Company, overseeing the evaluation of the Board of Directors and committees of the Board, and adopting and approving a Code of Business Conduct and Ethics.

Director Qualifications.   The Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below under “Identification and Evaluation of Nominees for Directors.”  In evaluating such recommendations, the Nominating and Governance Committee considers the following factors in reviewing possible candidates for nomination as director:

•       the appropriate size of the Company’s Board of Directors and its Committees;

•       the perceived needs of the Board for particular skills, background and business experience;

•       the skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board;

•       nominees’ independence from management;

•       applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•       the benefits of a constructive working relationship among directors; and

•       the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Governance Committee’s goal is to assemble a board of directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating  and Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. The Nominating and Governance Committee believes that it is preferable that at least one member of the Board of Directors should meet the criteria for an “audit committee financial expert” as defined by SEC rules. Under applicable listing requirements at least a majority of the members of the Board must meet the definition of “independent director.”  The Nominating and Governance Committee also believes it appropriate for one or more key members of the Company’s management to participate as members of the Board.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders.

Identification and Evaluation of Nominees for Director.   The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating and Governance Committee. Research may also be performed to identify qualified individuals.

The Nominating and Governance Committee will evaluate any recommendation for director nominee proposed by a stockholder. In order to be evaluated in connection with the Nominating and Governance Committee’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a stockholder must be sent in writing to the Corporate Secretary, 4281 Technology Drive, Fremont, CA 94538, 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders and must contain the following information:

•       the candidate’s name, age, contact information and present principal occupation or employment;

•       a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director; and

•       a statement signed by the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

The Nominating and Governance Committee will evaluate incumbent directors, as well as candidates for director nominee submitted by directors, management, and stockholders consistently using the criteria stated in this policy and will select the nominees that in the Committee’s judgment best suit the needs of the Board at that time.

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, none of our executive officers and no member of our Compensation Committee served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. For additional information concerning the Compensation Committee, see “Report of the Compensation Committee of the Board of Directors on Executive Compensation.”

Annual Meeting Attendance

The Company’s policy is to encourage attendance by members of the Board of Directors at our annual meetings of stockholders. Except for David C. Chang, all of our Directors attended our 2005 Annual Meeting of Stockholders.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by writing to us at AXT, Inc., 4281 Technology Drive, Fremont, CA 94538, attention: Corporate Secretary. Your letter should indicate that you are an AXT stockholder. Stockholders who would like their submission directed to a member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate. Depending on the subject matter, management will forward the communication to the Director or Directors to whom it is addressed; attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock related matter; or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all of our employees and directors, our Chief Executive Officer, Chief Financial Officer, and Corporate Controller, which is available on our website under the “Investors” section at www.axt.com/site/index.php?q=node/1. In addition, we will provide a copy of the Code of Business Conduct and Ethics upon request made in writing to us at AXT, Inc., 4281 Technology Drive, Fremont, CA 94538, attention: Corporate Secretary. We will disclose any amendment to the Code of Business Conduct and Ethics applicable to an executive officer or director on our website at www.axt.com/site/index.php?q=node/1 in the “Investors” section.

PROPOSAL NUMBER TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Burr, Pilger & Mayer LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2006. The decision of the Board of Directors was based on the recommendation of the Audit Committee. Burr, Pilger & Mayer LLP has acted in such capacity since its appointment during the fiscal year ended December 31, 2004. A representative of Burr, Pilger & Mayer LLP is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required and Board of Directors’ Recommendation

Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of AXT and its stockholders. If the stockholders do not ratify the appointment of Burr, Pilger & Mayer LLP, the Board of Directors may reconsider its selection.

The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, will be required to ratify the appointment of Burr, Pilger & Mayer LLP as our independent registered public accounting firm. Shares of Series A Preferred Stock shall not be entitled to vote on this matter. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF BURR, PILGER & MAYER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed or to be billed to AXT for the last two fiscal years ended December 31, 2005 and 2004, by our principal accounting firm, Burr, Pilger & Mayer LLP:

	2005	2004
Audit Fees	$268,420	$236,975
Tax Fees	$—	$—
All Other Fees	$—	$—

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”  This category includes work performed to certify elements of our financial statements for a report we were required to submit to an environmental regulatory agency.

Review of Auditor Independence

The Audit Committee has determined that none of the services rendered by Burr, Pilger & Mayer LLP is incompatible with maintaining Burr, Pilger & Mayer LLP’s independence as our independent registered public accounting firm.

PROPOSAL NUMBER THREE
APPROVAL OF THE RESTATEMENT OF THE 1997 STOCK OPTION PLAN
AS THE 2006 EQUITY INCENTIVE PLAN

On April 17, 2006, the Board of Directors adopted, subject to stockholder approval, the Company’s 2006 Equity Incentive Plan (the “2006 Plan”). The 2006 Plan is intended to be a restatement of the 1997 Stock Option Plan (the “Prior Plan”) which is scheduled to expire in 2007. If the Stockholders approve the restatement of the Prior Plan, the share reserve of the Prior Plan will become the reserve of the 2006 Plan, and 1,750,000 shares will be reserved under the 2006 Plan, in addition to the 5,800,000 shares that were originally available for grant under the Prior Plan, most of which have since been granted, exercised or cancelled. With the addition of the new 1,750,000 shares to the 2006 Plan, and the 2,060,125 shares remaining available for grant under the Prior Plan, there will be a total of 3,810,125 shares available for grant under the 2006 Plan.

The Company believes that appropriate equity incentives are critical to attracting and retaining the best employees in its industry. The approval of this proposal will enable the Company to continue to provide such incentives. The Company believes its use of stock options in the employee compensation process has been a material factor in its success to date, and the Company intends to continue the appropriate use of stock options in the future.

The Board has full discretion to determine the number of awards to be granted to employees under the 2006 Plan, subject to an annual limitation on the total number of awards that may be granted to any employee. Prior to the Annual Meeting of Stockholders, the Company will not grant any awards under the terms of the 2006 Plan.

Key Features of the 2006 Equity Incentive Plan:

•       An independent committee of the Board of Directors administers the plan;

•       1,750,000 new shares are authorized for grant under the Plan, in addition to the 2,060,125 shares still available as of April 17, 2006 for grant under the Prior Plan;

•       Awards may not be granted later than 10 years from the Effective Date;

•       Awards may be stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, deferred compensation awards and other stock-based awards;

•       Stock options and stock appreciation rights may not be repriced without stockholder approval;

•       Stock options and stock appreciation rights may not be granted below fair market value;

•       Awards other than stock options and stock appreciation rights will be charged against the 2006 Plan share reserve at the rate of 2 shares for each share actually granted;

•       Shares tendered in payment of a stock option, shares withheld for taxes and shares repurchased by the Company using stock option proceeds will not be available again for grant;

•       The 2006 Plan reserve also will be reduced by the full amount of shares granted as stock appreciation rights, regardless of the number of shares upon which payment is made; and

•       The Company’s policy has been to make all full-time employees eligible to receive stock options.

Summary of the 2006 Plan

The following is a summary of the material terms of the 2006 Plan. It is qualified in its entirety by the specific language of the 2006 Plan, a copy of which is available to any stockholder upon request.

General

The 2006 Plan provides for the grant of incentive and nonstatutory stock options as well as stock appreciation rights, restricted stock, restricted stock units, performance units and shares and other stock-based awards. Incentive stock options granted under the 2006 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2006 Plan are not intended to qualify as incentive stock options under the Code. The Company presently intends to grant nonstatutory stock options under the Plan and to use the Plan as a source of ERMCP shares.

Purpose

The purpose of the 2006 Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract and retain persons eligible to receive options under the 2006 Plan and by motivating such persons to contribute to the growth and profitability of the Company.

Administration

The 2006 Plan is administered by the Board of Directors and its designees. The Board has the power to construe and interpret the 2006 Plan and, subject to the provisions of the 2006 Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration to be paid upon exercise of an award, and other terms of the award. The Board of Directors is authorized to delegate administration of the 2006 Plan to a committee of outside directors. The Board has delegated administration of the 2006 Plan to the Compensation Committee of the Board. As used herein with respect to the 2006 Plan, the “Board” refers to the Compensation Committee as well as to the Board of Directors.

Stock Subject to the 2006 Plan

The share reserve under the 2006 Plan will be equal to the shares available for future grant under the Prior Plan on the date the 2006 Plan is approved by the Company’s stockholders, plus an additional 1,750,000 shares for a total of 7,550,000 shares reserved. As of March 31, 2006, of the total shares available under the Prior Plan, 2,835,402 shares were subject to outstanding options and 2,060,125 shares were available for future grants, for a combined total of 4,895,527 shares. If awards granted under the 2006 Plan expire, are cancelled or otherwise terminate without being exercised, the shares of Common Stock subject to such expired, cancelled or terminated awards will then be available for grant under the 2006 Plan.

Shares subject to stock options and stock appreciation rights will be charged against the 2006 Plan share reserve on the basis of one (1) share for each one (1) share granted. All other types of awards will be charged against the 2006 Plan share reserve on the basis of two (2) shares for each one (1) share granted. Any shares returned to the reserve as described above will be returned on the same basis as they are charged.

Eligibility

Awards other than incentive stock options generally may be granted only to employees, directors and consultants of the Company, or certain related entities or designated affiliates. An incentive stock option can only be granted to a person who, on the effective date of grant, is an employee of the Company, a parent corporation or a subsidiary corporation. As of March 31, 2006, approximately 600 persons (all full time employees of the Company, and the non-employee directors) would have been eligible to receive grants under the 2006 Plan.

No incentive stock options may be granted under the 2006 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company, or any of its parent or subsidiary corporations, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed 5 years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options granted under the 2006 Plan are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) may not exceed $100,000. In order to permit awards to qualify as “performance based compensation” under Code Section 162(m) no employee may be granted awards in excess of the following in each fiscal year of the Company:

•       Stock options and stock appreciation rights:  No more than 500,000 shares.

•       Restricted stock and restricted stock unit awards having vesting based upon the attainment of performance goals:  No more than 300,000 shares.

•       Performance share awards:  No more than 300,000 shares for each full fiscal year contained in the performance period of the award.

•       Performance unit awards:  No more than $2,000,000 for each full fiscal year contained in the performance period of the award.

Options and Stock Appreciation Rights

The following is a description of the general terms of options and stock appreciation rights under the 2006 Plan. Individual grants may have terms that differ from those described below.

Exercise Price; Payment.   The exercise price of incentive stock options under the 2006 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options and stock appreciation rights may not be less than the fair market value of the stock subject to the award on the date of the option grant. On March 31, 2006, the closing price of the Company’s Common Stock as reported on the Nasdaq National Market was $3.87 per share. The exercise price of options granted under the 2006 Plan must be paid: (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership of shares of Common Stock of the Company owned by the optionee having a fair market value not less than the exercise price, (iii) for optionees who are employees but not executive officers, in the Company’s sole and absolute discretion, by delivery of a promissory note, (iv) in any other form of legal consideration acceptable to the Board, or (v) any combination of the above.

No Repricing.   The 2006 Plan does not permit the Company to lower the exercise price of options or stock appreciation rights without further stockholder approval.

Exercise.   Options and stock appreciation rights granted under the 2006 Plan may become exercisable (“vest”) in cumulative increments as determined by the Board provided that the holder’s employment by, or service as a director or consultant to the Company or certain related entities or designated affiliates (“service”) continues from the date of grant until the applicable vesting date. Shares covered by awards granted under the 2006 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an award may be exercised.

Term.   The maximum term of options and stock appreciation rights under the 2006 Plan is ten years, except that in certain cases (see “Eligibility” above) the maximum term is five years. The 2006 Plan provides for earlier termination of an award due to the holder’s cessation of service.

Restrictions on Transfer

Incentive stock options granted under the 2006 Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the person to whom the option is granted only by such person. A nonstatutory stock option or stock appreciation right is not transferable in any manner other than (i) by will or by the laws of descent and distribution, (ii) by written designation of a beneficiary taking effect upon the death of the optionee, (iii) by delivering written notice to the Company that the optionee will be gifting to certain family members or other specific entities controlled by or for the benefit of such family members.

Restricted Stock Units

The Board may grant restricted stock units under the 2006 Plan, which represent a right to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the company. The Board may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Board, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Board may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay.

Restricted Stock Awards

The Board may grant restricted stock awards under the 2006 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the company. The Board determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Board specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Board, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will generally have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

Performance Awards

The Board may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the  determines in writing and sets forth in a written agreement between the company and the participant. To the extent compliance with Section 162(m) of the Code is desired, a committee comprised solely of “outside directors” under Section 162(m) shall act with respect to performance awards, and “Board” as used in this section shall mean this committee. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of common stock and a value set by the Board. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock) or any combination thereof.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Board will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the company and each subsidiary corporation consolidated with the company for financial reporting purposes, or such division or business unit of the company as may be selected by the Board. The Board, in its discretion, may base performance goals on one or more of the following such measures: sales revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before stock-based compensation expense, interest, taxes, depreciation and amortization, net income, expenses, the market price of our common stock, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added, market share, customer service, customer satisfaction, safety, total stockholder return, free cash flow, net operating income, operating cash flow, return on investment, employee satisfaction, employee retention, balance of cash, cash equivalents and marketable securities, product development, research and development expenses, completing of an identified special project, completion of a joint venture or other corporate transaction, inventory balance, inventory turnover ratio, or other measures as determined by the Board. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Board. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Board, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Board will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Board retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant. The Board may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Board. In its discretion, the Board may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on the company’s common stock. The Board may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Board may provide for the payment of dividend equivalents or interest during the deferral period.

Unless otherwise provided by the Board, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2006 Plan provides that, unless otherwise determined by the Board, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Deferred Compensation Awards

The 2006 Plan authorizes the Board to establish a deferred compensation award program. If and when implemented, participants designated by the Board who are officers, directors or members of a select group of highly compensated employees may elect to receive, in lieu of compensation otherwise payable in cash or in lieu of cash or shares of common stock issuable upon the exercise or settlement of stock options, stock appreciation rights or performance share or performance unit awards, an award of deferred stock units. Each such stock unit represents a right to receive one share of our common stock at a future date determined in accordance with the participant’s award agreement. Deferred stock units are fully vested upon grant and will be settled by distribution to the participant of a number of whole shares of common stock equal to the number of stock units subject to the award as soon as practicable following the earlier of the date on which the participant’s service terminates or a settlement date elected by the participant at the time of his or her election to receive the deferred stock unit award. Participants are not required to pay any additional consideration in connection with the settlement of deferred stock units. A holder of deferred stock units has no voting rights or other rights as a stockholder until shares of common stock are issued to the participant in settlement of the stock units. However, participants holding deferred stock units will be entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of common stock. Such dividend equivalents will be credited in the form of additional whole and fractional stock units determined in accordance with a method specified by the Board in the participant’s award agreement. Prior to settlement, deferred stock units may not be assigned or transferred other than by will or the laws of descent and distribution.

Other Stock-Based Awards

The Plan permits the Board to grant other awards based on the Company’s stock or on dividends on the Company’s stock.

Effect of Certain Corporate Events

In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments will be made in the number and class of shares subject to the 2006 Plan and to any outstanding awards, in the Section 162(m) per employee grant limit (see “Federal Income Tax Information—Potential Limitation on Company Deductions,” below), and in the exercise price per share of any outstanding awards. Any fractional share resulting from an adjustment will be rounded down to the nearest whole number, and at no time will the exercise price of any option or stock appreciation right be decreased to an amount less than par value of the stock subject to the award.

If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company’s rights and obligations under the outstanding awards or substitute substantially equivalent awards for such corporation’s stock. Awards that are not assumed, replaced or exercised prior to the Change in Control will terminate. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Change in Control.   The 2006 Plan defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the stock of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

Duration, Amendment and Termination

The Board may amend or terminate the 2006 Plan at any time. If not earlier terminated, the 2006 Plan will expire on the tenth anniversary of stockholder approval.

The Board may also amend the 2006 Plan at any time or from time to time. However, no amendment authorized by the Board will be effective unless approved by the stockholders of the Company if the amendment would: (i) increase the number of shares reserved for options under the 2006 Plan; (ii) change the class of persons eligible to receive incentive stock options; (iii) remove the stockholder approval requirement for options or SAR repricing; or (iv) modify the 2006 Plan in any other way if such modification requires stockholder approval under applicable law, regulation or rule.

Awards Granted to Certain Persons

The aggregate numbers of shares of common stock subject to awards granted to certain persons under the Prior Plan that will become the 2006 Plan in the last completed fiscal year are as follows: (i) Phillip C.S. Yin, Chief Executive Officer, 270,000 shares; (ii) Minsheng Lin, Chief Operating Officer, 104,000 shares, (iii) Morris S. Young, Chief Technology Officer, 50,000 shares, (iv) Davis Zhang, President, Joint Venture Operations, 50,000 shares, (v) Wilson W. Cheung, Chief Financial Officer, 50,000 shares and (vi) all current executive officers as a group, an aggregate of 524,000 shares; (viii) all current directors who are not executive officers as a group, an aggregate of zero shares; and (ix) all employees, including current officers who are not executive officers, as a group, an aggregate of 342,000 shares.

Federal Income Tax Information

Incentive Stock Options.   An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for two years following the date the incentive stock option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options and Stock Appreciation Rights.   Nonstatutory stock options and stock appreciation rights have no special tax status. A holder of these awards generally does not recognize taxable income as the result of the grant of such award. Upon exercise of a nonstatutory stock option or stock appreciation right, the holder normally recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. If the holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option or stock appreciation right, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the holding period of the shares is more than 12 months. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option or stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or stock appreciation right or the sale of the stock acquired pursuant to such grant.

Restricted Stock.   A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date.”  The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeitmure and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance and Restricted Stock Unit Awards.   A participant generally will recognize no income upon the receipt of a performance share, performance unit or restricted stock unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. The company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Deferred Compensation Awards.   A participant generally will recognize no income upon the receipt of deferred compensation awards. Upon the settlement of the awards, the participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of the shares received. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date they are transferred to the participant, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Potential Limitation on Company Deductions.   Code Section 162(m) denies a deduction to the Company for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with applicable regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options or stock appreciation rights may be granted during a specified period, (ii) the per-employee limitation is approved by the stockholders, (iii) the option is granted by a Compensation Committee comprised solely of “outside directors” (as defined in Section 162(m)) and (iv) the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

For the aforementioned reasons, the Company’s 2006 Plan provides for an annual per employee limitation as required under Section 162(m) and the Company’s Compensation Committee is comprised solely of outside directors. Accordingly, options or stock appreciation rights granted by the Compensation Committee qualify as performance-based compensation, and the other awards subject to performance goals may qualify.

Other Tax Consequences.   The foregoing discussion is intended to be a general summary only of the federal income tax aspects of awards granted under the 2006 Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 2006 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

Required Vote and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve the 2006 Plan. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Should such stockholder approval not be obtained, then the 2006 Plan, which is the subject of this proposal, will not be implemented and no additional awards will be granted on the basis of this increase. However, in that event the Prior Plan will remain in effect, and awards may continue to be made pursuant to the provisions of the plan until the earlier of the depletion of its share reserve or its expiration in 2007.

The Board believes that the 2006 Plan is in the best interests of the Company and its stockholders for the reasons stated above. THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE RESTATEMENT OF THE COMPANY’S 1997 STOCK OPTION PLAN AS THE 2006 EQUITY INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2006, certain information with respect to the beneficial ownership of the Company’s common stock by:

•                    each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•                    each of our directors and director nominees;

•                    each of our executive officers named in the Summary Compensation Table below; and

•                    all executive officers and directors of AXT as a group.

Except as otherwise indicated, the address of each beneficial owner is c/o AXT, Inc., 4281 Technology Drive, Fremont, California 94538.

Except as indicated in the footnotes to the table, we believe that the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. For each named person, this percentage includes common stock of which such person has the right to acquire beneficial ownership either currently or within 60 days of March 31, 2006, including upon exercise of stock options; however, such common stock shall not be deemed outstanding for the purpose of completing the percentage owned by any other person. Percentages of beneficial ownership are based upon 23,053,521 shares of common stock outstanding on March 31, 2006.

	Shares Owned
Name and Address of Beneficial Owners	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
State of Wisconsin Investment Board	3,225,000	13.99%
P.O. Box 7842
Madison, WI 53707(1)
Dimensional Fund Advisors Inc.	1,166,441	5.06%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401(2)
Morris S. Young(3)	1,763,667	7.55%
Davis Zhang(4)	500,923	2.14%
Jesse Chen(5)	119,659	*
Philip Yin(6)	82,500	*
David Chang(7)	76,916	*
Wilson W. Cheung(8)	48,063	*
Leonard LeBlanc(9)	47,458	*
Minsheng Lin	—	—
All directors and executive officers as a group (8 persons) (10)	2,639,186	11.00%

*                    Less than 1%

(1)          Based on a Schedule 13G filed by State of Wisconsin Investment Board, a public pension fund, with the SEC on February 10, 2006. State of Wisconsin Investment Board has sole voting power and sole dispositive power over all of the shares.

(2)          Based on a Schedule 13G/A filed by Dimensional Fund Advisors Inc. with the SEC on February 1, 2006. Includes 1,166,441 shares beneficially owned by Dimensional Fund Advisors Inc., an investment advisor, as a result of its serving as an investment advisor to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”). According to the Schedule 13G/A. in its roles as investment advisor or manager, Dimensional Fund Advisors Inc. possesses investment and/or voting power over the securities of AXT that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of AXT held by the Funds. However, all such shares of AXT are owned by the Funds. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares of AXT.

(3)          Includes 473,071 shares held by the Morris & Vicke Young Trust, 975,200 shares held by the Morris Young Family Ltd. Partnership, and 295,396 shares subject to options exercisable within 60 days of March 31, 2006. Also includes 20,000 shares held jointly by George Liu, Morris Young’s father-in-law, and Vicke Young, Morris Young’s spouse, of which Morris Young disclaims beneficial ownership.

(4)          Includes 12,552 shares directly held by Davis Zhang, 100,300 shares held jointly by Davis Zhang and Christina Li, Mr. Zhang’s spouse, 16,000 shares held by Mr. Zhang’s minor children and 372,071 shares subject to options exercisable within 60 days of March 31, 2006.

(5)          Includes 81,500 shares subject to options exercisable within 60 days of March 31, 2006.

(6)          Includes 70,000 shares subject to options exercisable within 60 days of March 31, 2006.

(7)          Includes 58,583 shares subject to options exercisable within 60 days of March 31, 2006.

(8)          Includes 48,063 shares subject to options exercisable within 60 days of March 31, 2006.

(9)          Includes 23,125 shares subject to options exercisable within 60 days of March 31, 2006.

(10)   Includes 948,738 shares subject to options exercisable within 60 days of March 31, 2006.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three compensation plans that provide for the issuance of common stock to officers and other employees, directors, and consultants. These consist of the 1993 Stock Option Plan, the 1997 Stock Option Plan and the 1998 Employee Stock Purchase Plan, all of which have been approved by stockholders. The 1993 Stock Option Plan expired in 1998, and no options have been granted under that plan since 1998. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2005:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders
1993 Stock Option Plan	30,000	$7.00	None
1997 Stock Option Plan	2,805,402	$2.08	2,060,125
1998 Employee Stock Purchase Plan	N/A	N/A	54,647
Equity compensation plans not approved by stockholders; none	N/A	N/A	N/A
Total	2,835,402		2,114,772

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth information for the last three fiscal years concerning the total compensation of our chief executive officer and our other executive officers (the “Named Executive Officers”) for services rendered in all capacities during the last fiscal year:

Summary Compensation Table

	Annual Compensation				Long term compensation awards
Name and principal position	Year	Salary	Bonus(1)		Securities Underlying Options(2)	All Other Compensation(3)
Philip C.S. Yin	2005	$187,954	$—		270,000	$10,772
Chief Executive Officer(4)	2004	—	—		—	—
	2003	—	—		—	—
Minsheng Lin	2005	$87,887	$—		104,000	$5,831
Chief Operating Officer(5)	2004	—	—		—	—
	2003	—	—		—	—
Morris S. Young	2005	$223,909	$11,908	(6)	50,000	$9,026
Chief Technology Officer	2004	212,761	3,375		50,000	10,075
	2003	212,001	—		149,500	9,214
Davis Zhang	2005	$248,408	$7,350	(7)	50,000	$9,495
President, Joint Venture	2004	219,102	8,250		50,000	8,690
Operations	2003	197,870	—		172,900	8,535
Wilson W. Cheung	2005	$184,746	$18,045	(8)	50,000	$7,575
Chief Financial Officer &	2004	103,112	2,700		97,000	2,630
Corporate Secretary(9)	2003	—	—		—	—

(1)          Bonuses are based on performance of the Company as well as each executive’s individual contribution. See “Report of the Compensation Committee on Executive Compensation.”

(2)          During the first three months of 2004 Dr. Young voluntarily canceled 230,000 unexercised options granted to him during 1999, 2000 and 2001, and Mr. Zhang voluntarily canceled 266,000 unexercised options granted to him during 1999, 2000 and 2001.

(3)          Represents premiums paid by us for life insurance coverage and 401(k) matching contributions.

(4)          Dr. Yin joined AXT, Inc. in March 2005 as chief executive officer.

(5)          Mr. Lin joined AXT, Inc. in July 2005 as chief operating officer.

(6)          $11,908 bonus granted in the fourth quarter of 2004 but not paid until March 2005.

(7)          $7,350 bonus granted in the fourth quarter of 2004 but not paid until March 2005.

(8)          $18,045 bonus granted in the fourth quarter of 2004 but not paid until March 2005.

(9)          Mr. Cheung joined AXT, Inc. in May 2004 as vice president, corporate controller and was promoted to chief financial officer in the same month. Mr. Cheung was appointed Corporate Secretary in February 2006.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides the specified information concerning grants of options to purchase our common stock made during the fiscal year ended December 31, 2005 to the Named Executive Officers. All of these options were granted under our 1997 Stock Option Plan and have a term of ten years:

	Individual Grants
		Percent of			Potential Realizable
		Total			Value at Assumed
	Number of	Options			Annual Rates of
	Shares	Granted to			Stock Price
	Underlying	Employees	Exercise		Appreciation for
	Options	in Fiscal	Price Per	Expiration	Option Term(1)
Name	Granted(2)(3)	Year(4)	Share(5)	Date	5%	10%
Philip C.S. Yin	240,000	27.71%	$1.17	3/28/15	$176,594	$447,523
	30,000	3.46%	$1.33	9/2/15	$25,093	$63,590
Minsheng Lin	100,000	11.54%	$1.21	7/11/15	$76,096	$192,843
	4,000	0.46%	$1.33	9/2/15	$3,346	$8,479
Morris S. Young	50,000	5.77%	$1.33	9/2/15	$41,821	$105,984
Davis Zhang	50,000	5.77%	$1.33	9/2/15	$41,821	$105,984
Wilson W. Cheung	50,000	5.77%	$1.33	9/2/15	$41,821	$105,984

(1)          Potential realizable values are net of exercise price, but before taxes associated with exercise, and are based upon the assumption that our common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term. These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the exercise price and sold at the end of the option term, at the appreciated price. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. This table does not take into account any appreciation in the price of the common stock from the date of grant to the current date.

(2)          Shares subject to options generally vest and become exercisable in installments, subject to the optionee’s continued employment or service. Under the terms of our 1997 Stock Option Plan, the administrator retains discretion, subject to limits, to modify the terms of outstanding options and to re-price outstanding options.

(3)          Options vest 25% on the one year anniversary of the date of grant and then in equal monthly installments over the following 36 months.

(4)          Based on total options to purchase 866,100 shares of our common stock granted to all employees during the fiscal year ended December 31, 2005.

(5)          All options were granted at an exercise price equal to the fair market value of our common stock on the date of grant, as determined by reference to the closing sales price as reported on the Nasdaq National Market on the date of grant.

AGGREGATE OPTION EXERCISES FOR FISCAL 2005 AND FISCAL 2005 YEAR-END VALUES

The following table provides specified information concerning exercises of options to purchase our common stock during fiscal 2005, and unexercised options held as of December 31, 2005, by the Named Executive Officers:

			Number of Securities
			Underlying Unexercised		Value of Unexercised in-the-
	Shares		Options as of		Money Options as of
	Acquired on	Value	12/31/05		12/31/05(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Philip C.S. Yin	—	—	—	270,000	$—	$257,100
Minsheng Lin	—	—	—	104,000	$—	$96,240
Morris S. Young	—	—	261,490	134,010	$113,051	$202,120
Davis Zhang	—	—	337,602	133,298	$128,241	$219,904
Wilson W. Cheung	—	—	37,958	109,042	$2,240	$47,220

(1)          Calculated on the basis of the fair market value of the underlying securities as of December 31, 2005 of $2.14 per share, as reported as the closing price of our common stock on the Nasdaq National Market, less the aggregate exercise price. The value of Unexercised in-the-Money Options is calculated by multiplying the difference between the market value (closing market price) and exercise price at fiscal year end by the number of options held at fiscal year end.

No compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year was paid pursuant to a long-term incentive plan during fiscal 2005 to any Named Executive Officer. We do not have any defined benefit or actuarial plan under which benefits are determined primarily by final compensation or average final compensation and years of service with any Named Executive Officer.

Compensation of Non-Employee Directors

During 2005, each of our non-employee directors received an annual retainer of $25,000 which covers fees for board and committee meeting attendance. In lieu of making grants of stock options to non-employee directors, in 2005 we paid each non-employee director the sum of $10,000. In addition, each non-employee director was reimbursed for reasonable expenses incurred.

Although no options were granted to non-employee directors in 2005, the non-employee directors are eligible to receive option grants pursuant to our 1997 Stock Option Plan and will be eligible to receive awards under the 2006 Plan. Options granted to non-employee directors are not intended to qualify as incentive stock options under the Internal Revenue Code.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with in fiscal 2005.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

On November 22, 2002, the Board of Directors, on the recommendation of the Compensation Committee, adopted a second form of standard stock option agreement for use in connection with grants of stock options made to employees pursuant to our 1997 Stock Option Plan. This form of standard agreement provides that in the event of a “change in control,” as defined therein, and termination of employment or resignation for “good reason” as defined therein, of the individual’s employment, within twelve months after the change in control, the vesting and exercisability of the option will accelerate such that the option will become immediately exercisable and vested in full as of the date of termination or resignation. Options granted to all of our employees during 2002, 2003 and 2004, including options granted to our executive officers and directors, include these provisions which provide for acceleration in full upon a change of control event in which the employee is terminated or constructively dismissed within 12 months after the change in control. Options granted to our directors accelerate in full upon the change in control event, whether or not there is a termination of their service to the Company. All options so accelerated remain exercisable for the earlier of the term of the option or six months after the effective date of the termination. On September 2, 2005, our executive officers, Messrs. Yin, Lin, Young, Zhang and Cheung were granted stock options for 30,000, 4,000, 50,000, 50,000 and 50,000 shares, respectively, under our 1997 Stock Option Plan and subject to a stock option agreement that includes this acceleration provision. On March 28, and July 11, 2005, our Chief Executive Officer, Dr. Yin and Chief Operating Officer, Mr. Lin were granted stock options for 240,000 and 100,000, respectively, under our 1997 Stock Option Plan and subject to a stock option agreement that includes this acceleration provision.

On June 28, 2005, the Company entered into an employment agreement with Mr. Wilson W. Cheung, Chief Financial Officer. If Mr. Cheung’s employment with the Company is terminated without cause, or if Mr. Cheung terminates his employment as a result of a defined constructive termination, he shall be eligible to receive continuing payment of his last base salary and COBRA benefits for one year after such termination. If, a change in the Company’s control, Mr. Cheung’s employment is terminated without cause or as a result of a defined constructive termination within twelve months following such change in control, the balance of any unvested portion of his Options become immediately vested in full.

On January 10, 2006, the Company entered into an employment agreement with Mr. Davis Zhang, President, Joint Venture Operations. In the event that Zhang is terminated without cause, the Company shall pay Zhang an amount equal to twenty-four (24) months of his then current salary and reimbursement of health benefits.

Effective March 29, 2005, the Compensation Committee approved an Agreement Respecting Severance Payment (the “Severance Agreement”) between the Company and Morris S. Young, chief technology officer of the Company. The Severance Agreement provides that if Dr. Young is terminated by the Company without Cause (as defined therein) on or before December 31, 2006, he shall receive a separation bonus in the gross amount of two times his salary. If Dr. Young resigns or is terminated by the Company without Cause on or after January 1, 2007, he shall receive a separation bonus in the gross amount of two times his salary, as well as any other separation payments that the Company may make available to other management employees.

In connection with the appointment of Dr. Philip C.S. Yin as chief executive officer in March 2005, the Company entered into an agreement with Dr. Yin providing that if his employment with the Company is terminated without cause, or if Dr. Yin terminates his employment as a result of a defined constructive termination, he shall be eligible to receive continuing payment of his last base salary and COBRA benefits for one year after such termination. If, after a change in the Company’s control, Dr. Yin’s employment is terminated without cause or as a result of a defined constructive termination, the balance of any unvested portion of outstanding options held by him shall become immediately vested in full.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

During fiscal year 2005, the Compensation Committee was comprised of David C. Chang, Jesse Chen (Chair), and Leonard LeBlanc, each a non-employee member of the Board of Directors. The Compensation Committee is responsible for setting and monitoring policies governing the compensation of executive officers. The Compensation Committee reviews the performance and compensation levels for executive officers, sets salary and bonus levels for executive officers and approves option grants to executive officers under our 1997 Stock Option Plan. The objectives of the Compensation Committee are to correlate executive compensation with our business objectives and performance, and to enable us to attract, retain and reward executive officers who contribute to our long-term success.

As the industry in which the Company operates can be extremely competitive, the Compensation Committee believes that the compensation programs for executive officers should be designed to retain and motivate talented executives responsible for the success of the Company, determined within the competitive environment in which the Company is situated, and should be based on the achievement of business objectives, individual contribution, and financial performance. The Compensation Committee’s goals are to provide a total compensation package that considers the compensation practices of companies with which the Company competes for executive officers, provides variable compensation that is linked to achievement of financial, division, and individual performance goals, and aligns the interests of the executive officers with those of the company by providing them with an equity stake in the Company. The components of the Company’s compensation policies for executive officers consist of base salary and benefits, cash bonuses and long-term stock option incentives.

Salary

The Compensation Committee annually assesses the performance of the Company’s chief executive officer and the Company’s other executive officers, and sets the salary for such officers. Base salaries are typically established by the Board of Directors at the beginning and midpoint of the fiscal year based on competitive compensation data, an evaluation of the executive’s job responsibilities, experience, individual performance and contributions to the business, as well as the financial results and performance of the Company for the current fiscal year and projected performance in the future fiscal year.

Phillip C.S. Yin became chief executive officer on March 28, 2005. The Board’s decision with regard to the compensation of Dr. Yin was based in part on compensation paid to chief executive officers of comparably sized companies, as well as advice from the independent search firm Schweichler, Price and Partners which was retained to aid in the identification and evaluation of candidates for chief executive officer. In addition, the Compensation Committee considered certain incentive objectives based on the Company’s performance with respect to revenue levels and earnings per share. Dr. Yin’s salary was ultimately determined through arm’s length negotiations with Dr. Yin when he joined the Company.

In determining the salaries for the Company’s other executive officers, the Compensation Committee reviews recommendations from the chief executive officer, which includes information from salary surveys, performance evaluations and the financial condition of the Company. The Compensation Committee also establishes both financial and operational-based objectives and goals in determining executive officer salaries. These goals and objectives include sales and spending forecasts for the upcoming year and published executive compensation literature for comparably sized companies.

For more information regarding the compensation and employment arrangements of the chief executive officer and other executive officers, see “EXECUTIVE COMPENSATION AND OTHER MATTERS.”

Bonuses

Incentive bonuses are intended to reflect the Board’s belief that a significant portion of the compensation of each executive officer should be contingent on the performance of the Company, as well as the individual contribution of each executive officer. The Compensation Committee believes that this type of bonus program, in which bonuses are based on AXT attaining strategic and financial goals and other corporate and individual objectives set by the Compensation Committee, properly aligns the interests of the executive officer with the interests of our stockholders. We administer a bonus program by which each of our executive officers can earn a cash bonus, determined by the Compensation Committee and payable quarterly. Under this program, the Compensation Committee sets a level of performance for AXT based on the above measures, which must be attained before any bonuses are awarded. In consultation with the chief executive officer, the Compensation Committee semi-annually determines the total amount of cash bonuses available for executive officers and certain other management employees. In 2005, approximately $44,087 of cash bonuses were paid to executive officers with respect to fiscal 2004. Because Company objectives were not achieved in 2005, no cash bonuses were awarded to executive officers with respect to 2005.

Stock Options

The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for our stockholders and, therefore, periodically grants stock options under our stock option plan. Stock options are granted at the current market price and will only have value if our stock price increases over the exercise price. It is the belief of the Board that stock options directly motivate an executive to maximize long-term stockholder value.

The Compensation Committee determines the size and frequency of option grants for executive officers, after consideration of recommendations from the interim chief executive officer. Recommendations for options are based upon the relative position and responsibilities of each executive officer, previous and expected contributions of each officer to the Company and previous option grants to each executive officer. Option grants vest in accordance with vesting schedules determined for each grant as appropriate to assist in retaining and motivating key employees, although they generally vest 25% on the one year anniversary of the date of grant and in equal monthly installments over the next three years. During fiscal 2005, the Compensation Committee approved option grants to Messrs. Yin, Lin, Young, Zhang and Cheung for 270,000 shares, 104,000 shares, 50,000 shares, 50,000 shares and 50,000 shares, respectively.

Compensation of Chief Executive Officer

The Compensation of Dr. Philip C.S. Yin, who was appointed chief executive officer in March 2005, was determined in accordance with the criteria described above. Dr. Yin’s annual salary is $220,000. Dr. Yin also receives a housing and car allowance valued at $25,200 on an annualized basis. Dr. Yin is also eligible to participate in the executive bonus plan approved by the Compensation Committee at a target annual bonus of $100,000, although Dr. Yin was not awarded a bonus with respect to 2005. Dr. Yin was granted options to purchase 270,000 shares of common stock upon joining the Company. These options vest over four years at the rate of 25% on the one year anniversary of the date of grant, and thereafter in equal monthly installments at the rate of 1/48th per month over the remaining 36 months. See also “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” for a discussion of the employment agreement with Dr. Yin.

Section 162(m) of the Internal Revenue Code

The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company’s interim chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1997 Option Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors. The Company expects that the Compensation Committee will generally be comprised of non-employee directors, and that to the extent such committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year.

Respectfully submitted by the Compensation Committee
Jesse Chen, Chair David C. Chang Leonard J. LeBlanc

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the quality of our financial statements and our financial reporting process on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, maintaining appropriate accounting and financial reporting principles and policies and the reporting process, including internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Burr, Pilger & Mayer LLP, our independent registered public accounting firm, is responsible for expressing an opinion as to the conformity of our audited financial statements with accounting principles generally accepted in the United States of America. It is not the duty or responsibility of the Audit Committee or its members to conduct any type of auditing or accounting review or procedure.

The Audit Committee consists of three directors, each of whom, in the judgment of the Board of Directors, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market. In addition, Mr. LeBlanc and Mr. Chen are “audit committee financial experts” as such term is defined in the rules of the Securities and Exchange Commission. A copy of the charter for the Audit Committee is posted on the Company’s website at www.axt.com/site/index.php?q=node/1 under the “Investor Relations” section.

The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed and reviewed with the independent registered public accounting firm  all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has met with Burr, Pilger & Mayer LLP, with and without management present, to discuss the overall scope of Burr, Pilger & Mayer LLP’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of its financial reporting.

The Audit Committee has received from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and the Company that might bear on the independent registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, including a review of both audit and non-audit fees, and satisfied itself as to the independent registered public accounting firm’s  independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Respectfully submitted by the Audit Committee
Leonard J. LeBlanc, Chair David C. Chang Jesse Chen

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 2002, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer or holder of more than 5% of any class of our voting securities or members of that person’s immediate family had or will have a direct or indirect material interest other than the transactions described below.

We entered into an operating lease in July 2001 for warehouse space in Fremont, CA with 4160 Business Center, LLC, a real estate holding company, in which Davis Zhang, the president of our China operations, is the sole shareholder. Lease payments to 4160 Business Center, LLC were approximately $121,000 for the three months ended March 31, 2003. In April of 2003, Mr. Zhang sold this warehouse to a party unrelated to the Company. We began leasing this warehouse from the new owner on the date of sale, and this lease expires in July, 2006. Mr. Zhang continues to hold a $3.7 million note on the property as of March 31, 2006.

See also the discussion under “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” above.

COMPARISON OF STOCKHOLDER RETURN

Set forth below is a line graph comparing the annual percentage change in the cumulative total return to the stockholders of the Company on our common stock with the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Electronic Components Index for the period commencing December 31, 2000, and ending December 31, 2005.

The information contained above under the captions “Report of the Compensation Committee on Executive Compensation,” “Report of the Audit Committee of the Board of Directors,” and “Comparison of Stockholder Return” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors

Wilson W. Cheung
Corporate Secretary

April 25, 2006

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope or complete the proxy electronically or by phone as described in any materials provided to you by your bank or brokerage firm so that your shares may be represented at the Annual Meeting.

Appendix A

AXT, Inc.

2006 Equity Incentive Plan

A-i

7.	Terms and Conditions of Stock Appreciation Rights		A-12
	7.1	Types of SARs Authorized	A-12
	7.2	Exercise Price	A-13
	7.3	Exercisability and Term of SARs	A-13
	7.4	Deemed Exercise of SARs	A-13
	7.5	Effect of Termination of Service	A-13
	7.6	Nontransferability of SARs	A-13
8.	Terms and Conditions of Restricted Stock Awards		A-13
	8.1	Types of Restricted Stock Awards Authorized	A-13
	8.2	Purchase Price	A-14
	8.3	Purchase Period	A-14
	8.4	Vesting and Restrictions on Transfer	A-14
	8.5	Voting Rights; Dividends and Distributions	A-14
	8.6	Effect of Termination of Service	A-14
	8.7	Nontransferability of Restricted Stock Award Rights	A-14
9.	Terms and Conditions of Performance Awards		A-15
	9.1	Types of Performance Awards Authorized	A-15
	9.2	Initial Value of Performance Shares and Performance Units	A-15
	9.3	Establishment of Performance Period, Performance Goals and Performance Award Formula	A-15
	9.4	Measurement of Performance Goals	A-15
	9.5	Settlement of Performance Awards	A-16
	9.6	Voting Rights; Dividend Equivalent Rights and Distributions	A-17
	9.7	Effect of Termination of Service	A-17
	9.8	Nontransferability of Performance Awards	A-17
10.	Terms and Conditions of Restricted Stock Unit Awards		A-18
	10.1	Grant of Restricted Stock Unit Awards	A-18
	10.2	Vesting	A-18
	10.3	Voting Rights, Dividend Equivalent Rights and Distributions	A-18
	10.4	Effect of Termination of Service	A-18
	10.5	Settlement of Restricted Stock Unit Awards	A-19
	10.6	Nontransferability of Restricted Stock Unit Awards	A-19

A-ii

11.	Deferred Compensation Awards		A-19
	11.1	Establishment of Deferred Compensation Award Programs	A-19
	11.2	Terms and Conditions of Deferred Compensation Awards	A-20
12.	Other Stock-Based Awards		A-21
13.	Effect of Change in Control on Options and SARs		A-21
	13.1	Accelerated Vesting	A-21
	13.2	Assumption or Substitution	A-21
	13.3	Effect of Change in Control on Restricted Stock and Other Type of Awards	A-21
14.	Compliance with Securities Law		A-21
15.	Tax Withholding		A-22
	15.1	Tax Withholding in General	A-22
	15.2	Withholding in Shares	A-22
16.	Amendment or Termination of Plan		A-22
17.	Miscellaneous Provisions		A-22
	17.1	Repurchase Rights	A-22
	17.2	Provision of Information	A-23
	17.3	Rights as Employee, Consultant or Director	A-23
	17.4	Rights as a Stockholder	A-23
	17.5	Fractional Shares	A-23
	17.6	Severability	A-23
	17.7	Beneficiary Designation	A-23
	17.8	Unfunded Obligation	A-23

A-iii

AXT, Inc.
2006 Equity Incentive Plan

1.     ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1   Establishment.   The AXT, Inc. 2006 Equity Incentive Plan (the “Plan”) is hereby adopted April 17, 2006 subject to approval by the stockholders of the Company (the date of such approval, the “Effective Date”). The Plan is an amendment and restatement of the AXT, Inc. 1997 Stock Option Plan. An Award under the Plan shall be subject to the terms of the Plan and governing Agreements in effect on the date of the Award’s grant.

1.2   Purpose.   The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain the best qualified personnel to perform services for the Participating Company Group, by motivating such persons to contribute to the growth and profitability of the Participating Company Group, by aligning their interests with interests of the Company’s stockholders, and by rewarding such persons for their services by tying a significant portion of their total compensation package to the success of the Company. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares, Performance Units, Restricted Stock Units, Deferred Compensation Awards and other Stock-Based Awards as described below.

1.3   Term of Plan.   The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, Awards shall not be granted later than ten (10) years from the Effective Date. The Company intends that the Plan comply with Section 409A of the Code (including any amendments to or replacements of such section), and the Plan shall be so construed.

2.     DEFINITIONS AND CONSTRUCTION.

2.1   Definitions.   Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)    “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b)   “Award” means any Option, SAR, Restricted Stock Award, Performance Share, Performance Unit, Restricted Stock Unit or Deferred Compensation Award or other Stock-Based Award granted under the Plan.

(c)    “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

(d)   “Board” means the Board of Directors of the Company.

(e)    “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service, the occurrence of any of the following:

(i)    an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 2.1(y)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(ii)   the liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(f)    “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(g)    “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers. The Committee shall have the exclusive authority to administer the Plan and shall have all of the powers granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(h)   “Company” means AXT, Inc., a Delaware corporation, or any Successor.

(i)    “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company.

(j)     “Deferred Compensation Award” means an award of Stock Units granted to a Participant pursuant to Section 11 of the Plan.

(k)   “Director” means a member of the Board or of the board of directors of any Participating Company.

(l)    “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(m)  “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(n)   “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(o)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)   “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)    Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on such national or regional securities exchange or market system constituting the primary market for the Stock on the last trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Company deems reliable.

(ii)   Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the closing, high, low or average sale price of a share of Stock or the actual sale price of a share of Stock received by a Participant, on such date, the preceding trading day, the next succeeding trading day or an average determined over a period of trading days. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan.

(iii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(q)   “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(r)    “Insider” means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(s)    “Non-Control Affiliate” means any entity in which any Participating Company has an ownership interest and which the Committee shall designate as a Non-Control Affiliate.

(t)    “Nonemployee Director” means a Director who is not an Employee.

(u)   “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

(v)    “Officer” means any person designated by the Board as an officer of the Company.

(w)   “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(x)    “Option Expiration Date” means the date of expiration of the Option’s term as set forth in the Award Agreement.

(y)    An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company.

(z)    “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(aa)   “Participant” means any eligible person who has been granted one or more Awards.

(bb)   “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(cc)   “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(dd)   “Performance Award” means an Award of Performance Shares or Performance Units.

(ee)   “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(ff)   “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

(gg)   “Performance Period” means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

(hh)   “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(ii)   “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(jj)    “Restricted Stock Award” means an Award of Restricted Stock.

(kk)   “Restricted Stock Unit” or “Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 or Section 11 of the Plan, respectively, to receive a share of Stock on a date determined in accordance with the provisions of Section 10 or Section 11, as applicable, and the Participant’s Award Agreement.

(ll)   “Restriction Period” means the period established in accordance with Section 8.4 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

(mm)   “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(nn)   “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the

Plan to receive payment in any combination of shares of Stock or cash of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(oo)   “Section 162(m)” means Section 162(m) of the Code.

(pp)   “Securities Act” means the Securities Act of 1933, as amended.

(qq)   “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(rr)   “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

(ss)   “Stock-Based Awards” means any award that is valued in whole or in part by reference to, or is otherwise based on, the Stock, including dividends on the Stock, but not limited to those Awards described in Sections 6 through 11 of the Plan.

(tt)   “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(uu)   “Successor” means a corporation into or with which the Company is merged or consolidated or which acquires all or substantially all of the assets of the Company and which is designated by the Board as a Successor for purposes of the Plan.

(vv)   “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ww)   “Vesting Conditions” means those conditions established in accordance with Section 8.4 or Section 10.2 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.

2.2   Construction.   Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.     ADMINISTRATION.

3.1   Administration by the Committee.   The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2   Authority of Officers.   Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3   Administration with Respect to Insiders.   With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4   Committee Complying with Section 162(m).   While the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.5   Powers of the Committee.   In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)    to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b)   to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)    to determine the Fair Market Value of shares of Stock or other property;

(d)   to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)    to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

(f)    to approve one or more forms of Award Agreement;

(g)    to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)   to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)    without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time a Stock Appreciation Right providing for settlement solely in shares of Stock in place of any outstanding Option, provided that such Stock Appreciation Right covers the same number of shares of Stock and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.2) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee;

(j)     to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

(k)   to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

(l)    to delegate to any proper Officer the authority to grant one or more Awards, without further approval of the Committee, to any person eligible pursuant to Section 5, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) the exercise price per share of each such Option shall be equal to the Fair Market Value per share of the Stock on the effective date of grant, and (ii) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Committee.

3.6   Indemnification.   In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

3.7   Arbitration.   Any dispute or claim concerning any Awards granted (or not granted) pursuant to this Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. By accepting an Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

3.8   Repricing Prohibited.   Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Awards having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to the issuance or assumption of an Award in a transaction to which Code section 424(a) applies, within the meaning of Section 424 of the Code.

4.     SHARES SUBJECT TO PLAN.

4.1   Maximum Number of Shares Issuable.   Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be seven million five hundred fifty thousand (7,550,000) (including the shares of Stock issuable under the Plan prior to the Effective Date) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. Any shares of Stock that are Subject to Awards of Options or SARs shall be counted against the limit as one (1) share for every one (1) share granted. Any shares of Stock that are subject to Awards (other than Options or SARs) shall be counted against this limit as two (2) shares for every one (1) share granted. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. When a SAR settled in shares of Stock is exercised, the total number of shares subject to the SAR Agreement with respect to which the exercise occurs shall count against the limit, regardless of the number of shares actually issued in settlement of the SAR. Shares used to pay the exercise price of an option shall not again become available for future grant or issuance under the Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or issuance under the Plan. To the extent an Award is settled in cash rather than shares of Stock, such cash payment shall not reduce the number of shares available for issuance under the Plan.

4.2   Adjustments for Changes in Capital Structure.   Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.     ELIGIBILITY AND AWARD LIMITATIONS.

5.1   Persons Eligible for Awards.   Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants”and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are offered to be granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.

5.2   Participation.   Awards other than Nonemployee Director Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3   Incentive Stock Option Limitations.

(a)    Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

(b)   Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

5.4   Award Limits.

(a)    Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed seven million five hundred fifty thousand (7,550,000) shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Section 4.2.

(b)   Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(i)    Options and SARs. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than five hundred thousand (500,000) shares of Stock reserved for issuance under the Plan.

(ii)   Restricted Stock, Restricted Stock Unit Awards and Performance Shares. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards or Restricted Stock Unit Awards, subject to Vesting Conditions based on the attainment of Performance Goals, or Performance Shares, for more than three hundred thousand shares (300,000) shares of Stock in the aggregate under the Plan.

(iii) Performance Units. Subject to adjustment as provided in Section 4.2, no Employee shall be granted Performance Units which could result in such Employee receiving more than two million dollars ($2,000,000) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

6.                 TERMS AND CONDITIONS OF OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1   Exercise Price.   The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2   Exercisability and Term of Options.

(a)    Option Vesting and Exercisability.   Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option offered or granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions, or the terms of the Plan.

(b)   Participant Responsibility for Exercise of Option.   Each Participant is responsible for taking any and all actions as may be required to exercise any Option in a timely manner, and for properly executing any documents as may be required for the exercise of an Option in accordance with such rules and procedures as may be established from time to time. By signing an Option Agreement each Participant acknowledges that information regarding the procedures and requirements for the exercise of any Option is available upon such Participant’s request. The Company shall have no duty or obligation to notify any Participant of the expiration date of any Option.

6.3   Payment of Exercise Price.

(a)    Forms of Consideration Authorized.   Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii)   provided that the Participant is an Employee, and not an Officer or Director (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company’s sole and absolute discretion at the time the Option is exercised, by delivery of the Participant’s promissory note in a form approved by the Company for the aggregate exercise price, provided that, if the Company is incorporated in the State of Delaware, the Participant shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired, (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)   Limitations on Forms of Consideration.

(i)    Tender of Stock.   Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(ii)   Payment by Promissory Note.   No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Committee shall determine. The Committee shall have the authority to permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Committee, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

6.4   Effect of Termination of Service.

(a)    Option Exercisability.   Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time periods provided in the Award Agreement.

(b)   Extension if Exercise Prevented by Law.   Notwithstanding the foregoing, unless the Committee provides otherwise in the Award Agreement, if the exercise of an Option within the applicable time periods is prevented by the provisions of Section 14 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c)    Extension if Participant Subject to Section 16(b).   Notwithstanding the foregoing, if a sale within the applicable time periods of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

6.5   Transferability of Options.   During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.                 TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1   Types of SARs Authorized.   SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

7.2   Exercise Price.   The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3   Exercisability and Term of SARs.

(a)    Tandem SARs.   Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option.

(b)   Freestanding SARs.   Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

7.4   Deemed Exercise of SARs.   If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.5   Effect of Termination of Service.   Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only as provided in the Award Agreement.

7.6   Nontransferability of SARs.   During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the exercise of an SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

8.                 TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1   Types of Restricted Stock Awards Authorized.   Restricted Stock Awards may or may not require the payment of cash compensation for the stock. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

8.2   Purchase Price.   The purchase price, if any, for shares of Stock issuable under each Restricted Stock Award and the means of payment shall be established by the Committee in its discretion.

8.3   Purchase Period.   A Restricted Stock Award requiring the payment of cash consideration shall be exercisable within a period established by the Committee; provided, however, that no Restricted Stock Award granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.

8.4   Vesting and Restrictions on Transfer.   Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in the Award Agreement or as provided in Section 8.7. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder.

8.5   Voting Rights; Dividends and Distributions.   Except as provided in this Section, Section 8.4 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.6   Effect of Termination of Service.   Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service in exchange for the payment of the purchase price, if any, paid by the Participant. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.7   Nontransferability of Restricted Stock Award Rights.   Prior to the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.                 TERMS AND CONDITIONS OF PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1   Types of Performance Awards Authorized.   Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

9.2   Initial Value of Performance Shares and Performance Units.   Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share. Each Performance Unit shall have an initial value determined by the Committee. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.3   Establishment of Performance Period, Performance Goals and Performance Award Formula.   In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. To the extent compliance with the requirements under Section 162(m) with respect to “performance-based compensation” is desired, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

9.4   Measurement of Performance Goals.   Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a)    Performance Measures. Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:  (i) sales revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before stock-based compensation expense, interest, taxes and depreciation and amortization; (vii) earnings before interest, taxes and depreciation and amortization; (viii) earnings before interest and taxes; (ix) net income; (x) expenses; (xi) the market price of the Stock; (xii) stock price; (xiii) earnings per share; (xiv) return on stockholder equity; (xv) return on capital; (xvi) return on net assets; (xvii) economic value added; (xviii) market share; (xix) customer service; (xx) customer satisfaction; (xxi) safety; (xxii) total stockholder return; (xxiii) free cash flow; (xxiv) net operating income; (xxv) operating cash flow; (xxvi) return on investment; (xxvii) employee satisfaction; (xxviii) employee retention; (xxix) balance of cash, cash equivalents and marketable securities; (xxx) product development; (xxxi) research and development expenses; (xxxii) completion of an identified special project; (xxxiii) completion of a joint venture or other corporate transaction; (xxxiv) inventory balance; (xxxv) inventory turnover ratio; or (xxxvi) such other measures as determined by the Committee consistent with this Section 9.4(a).

(b)   Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

9.5   Settlement of Performance Awards.

(a)    Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)   Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award that is not intended to constitute “qualified performance based compensation” to a “covered employee” within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. With respect to a Performance Award intended to constitute qualified performance-based compensation to a Covered Employee, the Committee shall have the discretion to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.

(c)    Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash in a lump sum or in installments, shares of Stock (either fully vested or subject to vesting), or a combination thereof, as determined by the Committee.

9.6   Voting Rights; Dividend Equivalent Rights and Distributions.   Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

9.7   Effect of Termination of Service.   Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a)    Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 9.5.

(b)   Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award.

9.8   Nontransferability of Performance Awards.   Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.          TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARDS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1   Grant of Restricted Stock Unit Awards.   Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

10.2   Vesting.   Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

10.3   Voting Rights, Dividend Equivalent Rights and Distributions.   Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

10.4   Effect of Termination of Service.   Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

10.5   Settlement of Restricted Stock Unit Awards.   The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.3) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

10.6   Nontransferability of Restricted Stock Unit Awards.   Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.          DEFERRED COMPENSATION AWARDS.

11.1   Establishment of Deferred Compensation Award Programs.   This Section 11 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. The Committee, in its discretion and upon such terms and conditions as it may determine, may establish one or more programs pursuant to the Plan under which:

(a)    Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

(b)   Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to be granted automatically an Award of Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of:

(i)    shares of Stock otherwise issuable to such Participant upon the exercise of an Option;

(ii)   cash or shares of Stock otherwise issuable to such Participant upon the exercise of an SAR; or

(iii) cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Performance Award or Performance Unit.

11.2   Terms and Conditions of Deferred Compensation Awards.   Deferred Compensation Awards granted pursuant to this Section 11 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No such Deferred Compensation Award or purported Deferred Compensation Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a)    Vesting Conditions. Deferred Compensation Awards shall not be subject to any vesting conditions.

(b)   Terms and Conditions of Stock Units.

(i)    Voting Rights; Dividend Equivalent Rights and Distributions.   Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Stock Units held by such Participant are settled. Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Stock Units as of the date of payment of such cash dividends on Stock. The method of determining the number of additional Stock Units to be so credited shall be specified by the Committee and set forth in the Award Agreement. Such additional Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Stock Units originally subject to the Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Stock Unit Award so that it represent the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award.

(ii)   Settlement of Stock Unit Awards.   A Participant electing to receive an Award of Stock Units pursuant to this Section 11 shall specify at the time of such election a settlement date with respect to such Award. The Company shall issue to the Participant as soon as practicable following the earlier of the settlement date elected by the Participant or the date of termination of the Participant’s Service, a number of whole shares of Stock equal to the number of whole Stock Units subject to the Stock Unit Award. Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares. Any fractional Stock Unit subject to the Stock Unit Award shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

(iii) Nontransferability of Stock Unit Awards.   Prior to their settlement in accordance with the provision of the Plan, no Stock Unit Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

12.          OTHER STOCK-BASED AWARDS.

In addition to the Awards set forth in Sections 6 through 11 above, the Committee, in its sole discretion, may carry out the purpose of this Plan by awarding Stock-Based Awards as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems necessary and appropriate.

13.          EFFECT OF CHANGE IN CONTROL ON OPTIONS AND SARS.

13.1   Accelerated Vesting.   The Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such Options and SARs upon such conditions and to such extent as the Committee shall determine.

13.2   Assumption or Substitution.   In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Participant, either assume the Company’s rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options or stock appreciation rights for the Acquiring Corporation’s stock. Any Options or SARs which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option or SAR prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options or SARs immediately prior to an Ownership Change Event described in Section 2.1(y)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options and SARs shall not terminate unless the Board otherwise provides in its discretion.

13.3   Effect of Change in Control on Restricted Stock and Other Type of Awards.   The Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock or Other Type of Award that, in the event of a Change in Control, the lapsing of any applicable Vesting Condition, Restriction Period or Performance Goal applicable to the shares subject to such Award held by a Participant whose Service has not terminated prior to the Change in Control shall be accelerated and/or waived effective immediately prior to the consummation of the Change in Control to such extent as specified in such Award Agreement. Any acceleration, waiver or the lapsing of any restriction that was permissible solely by reason of this Section 13.3 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

14.          COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.          TAX WITHHOLDING.

15.1   Tax Withholding in General.   The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise or Net Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

15.2   Withholding in Shares.   The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

16.          AMENDMENT OR TERMINATION OF PLAN.

The Board or the Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) no removal of the stockholder approval requirement in Section 3.8 related to option and SAR repricings, and (d) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board or the Committee. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.

17.          MISCELLANEOUS PROVISIONS.

17.1   Repurchase Rights.   Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

17.2   Provision of Information.   Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

17.3   Rights as Employee, Consultant or Director.   No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

17.4   Rights as a Stockholder.   A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

17.5   Fractional Shares.   The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

17.6   Severability.   If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

17.7   Beneficiary Designation.   Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

17.8   Unfunded Obligation.   Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any

Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan. Each Participating Company shall be responsible for making benefit payments pursuant to the Plan on behalf of its Participants or for reimbursing the Company for the cost of such payments, as determined by the Company in its sole discretion. In the event the respective Participating Company fails to make such payment or reimbursement, a Participant’s (or other individual’s) sole recourse shall be against the respective Participating Company, and not against the Company. A Participant’s acceptance of an Award pursuant to the Plan shall constitute agreement with this provision.

AXT, INC.
Proxy for 2006 Annual Meeting of Stockholders
Solicited by the Board of Directors

The undersigned hereby constitutes and appoints Philip C. S. Yin and Wilson W. Cheung, and each of them, as his or her true and lawful agents and proxies with full power of substitution and hereby authorizes them to represent the undersigned and to vote all of the shares of stock in AXT, Inc. which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders to be held at 4281 Technology Drive, Fremont, California on May 23, 2006 at 10:00 a.m. Pacific Daylight Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in AXT’s proxy statement, receipt of which is hereby acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.

A vote FOR the following proposals is recommended by the Board of Directors:

1.                             Election of directors listed below.

Nominees: Jesse Chen and Philip C.S. Yin for election as class II directors.

FOR	WITHHELD	ABSTAIN

INSTRUCTION: To withhold authority to vote for any nominee, mark the above box and list the name(s) of the nominee(s) in the space provided.

2. To ratify the appointment of Burr, Pilger & Mayer LLP as AXT’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

FOR	WITHHELD	ABSTAIN

3. To approve the restatement of the AXT 1997 Stock Option Plan as the AXT 2006 Equity Incentive Plan and the terms thereof, and to increase the number of shares authorized under the 2006 Equity Incentive Plan by 1,750,000 additional shares.

FOR	WITHHELD	ABSTAIN

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted at the Annual Meeting and any continuations or adjournments thereof in the manner directed herein. If no direction is made, such shares shall be voted FOR the Company’s nominees for election to the Board of Directors, and FOR ratification of Burr, Pilger & Mayer LLP as independent registered public accounting firm, or as said proxies deem advisable on such other matters as may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AXT, INC.

Dated	, 2006
(Be sure to date Proxy)

Signatures(s)

Print Name(s)

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, please print the full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Even if you are planning to attend the meeting in person, you are urged to sign and mail the proxy in the return envelope so that your stock may be represented at the meeting. If you hold shares through a bank or brokerage firm, you may be able to simplify your voting process and save the company expense by voting your shares by telephone or the internet twenty-four hours a day, seven days a week. The bank or brokerage firm through which you hold your shares will provide you with separate instructions on a form you will receive from them. Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms’ individual arrangements.